ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement ("Agreement") is dated June 21, 2004, by and among xSellsys, Inc., a California corporation ("Buyer"); Crm Salesware, INC., a California corporation ("Seller"); and William Noonan and Bethe Stickland and Victor Zammit (together, the "Shareholders").

RECITALS

        WHEREAS, the Shareholders collectively own a majority of the issued and outstanding shares of capital stock of Seller;

        WHEREAS, Buyer was formed to acquire substantially all of the assets and liabilities of Seller;

        WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement; and

        WHEREAS, immediately upon the consummation of the transactions set forth in this Agreement, all of the outstanding stock of Buyer shall be acquired by Age Research, Inc., a Delaware corporation ("AGER"), pursuant to the terms and conditions of that certain Stock Purchase Agreement by and among AGER, Buyer and Seller.

        The parties, intending to be legally bound, agree as follows:

1. Definitions and Usage

        1.1 DEFINITIONS

        For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

        "Accounts Receivable"--(a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

        "Appurtenances"--all privileges, rights, easements, hereditaments and appurtenances belonging to or for the benefit of the Land, including all easements appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included thereon or adjacent thereto (before or after vacation thereof) and vaults beneath any such streets.

        "Assets"--as defined in Section 2.1.

        "Assignment and Assumption Agreement"--as defined in Section 2.7(a)(ii).

        "Assumed Liabilities"--as defined in Section 2.4(a).

        "Balance Sheet"--as defined in Section 3.4.

        "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

        "Bill of Sale"--as defined in Section 2.7(a)(i).

        "Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

        "Bulk Sales Laws"--as defined in Section 5.10.

        "Business Day"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in Brea,, California are permitted or required to be closed.

        "Buyer"--as defined in the first paragraph of this Agreement.

        "Buyer Indemnified Persons"--as defined in Section 11.2.

        "Closing"--as defined in Section 2.6.

        "Closing Date"--the date on which the Closing actually takes place.

        "Code"--the Internal Revenue Code of 1986.

        "Common Stock"-as defined in Section 2.3.

        "Consent"--any approval, consent, ratification, waiver or other authorization.

        "Contemplated Transactions"--all of the transactions contemplated by this Agreement.

        "Contract"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

        "Damages"--as defined in Section 11.2.

        "Diluted Basis" means, with respect to the calculation of the number of shares of the Buyer's Common Stock, all shares of such Common Stock outstanding at the time of determination and all shares issuable upon the exercise, conversion or exchange, as applicable, of all outstanding securities exercisable, convertible or exchangeable for or into shares of the Buyer's Common Stock.

        "Disclosure Schedule"--the disclosure schedule delivered by Seller and Shareholder to Buyer concurrently with the execution and delivery of this Agreement.

        "Effective Time"--The time at which the Closing is consummated.

        "Employee Plans"-- all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other Contracts or arrangements with any Person providing for bonuses, profit sharing payments, deferred compensation, retainer, consulting, incentive, severance pay or retirement benefits, life, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, medical or other insurance, payments triggered by a change in control or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability to either Seller or Buyer.

        "Encumbrance"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

        "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

        "Environmental, Health and Safety Liabilities"--any material cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

                (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

                (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

                (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

        The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

        "Environmental Law"--any Legal Requirement that requires or relates to:

                (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

                (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

                (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                (e) protecting resources, species or ecological amenities;

                (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

                (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

                (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA"--the Employee Retirement Income Security Act of 1974.

        "Exchange Act"--the Securities Exchange Act of 1934.

        "Excluded Assets"--as defined in Section 2.2.

        "Facilities"--any real property, leasehold or other interest in real property currently owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 3.7. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Sections 3.22 and 11.3, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Seller, including the Tangible Personal Property used or operated by Seller at the respective locations of the Real Property specified in Section 3.7.

        "GAAP"--generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

        "Governing Documents"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and (g) any amendment or supplement to any of the foregoing.

        "Governmental Authorization"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body"--any:

                (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

                (b) federal, state, local, municipal, foreign or other government;

                (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

                (d) multinational organization or body;

                (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

                (f) official of any of the foregoing.

        "Ground Lease"--any long-term lease of land in which most of the rights and benefits comprising ownership of the land and the improvements thereon or to be constructed thereon, if any, are transferred to the tenant for the term thereof.

        "Ground Lease Property"--any land, improvements and appurtenances subject to a Ground Lease in favor of Seller.

        "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

        "Hazardous Material"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

        "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act.

        "Improvements"--all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

        "Indemnified Person"--as defined in Section 11.9.

        "Indemnifying Person"--as defined in Section 11.9.

        "Intellectual Property" - as defined in Section 3.25(a).

        "Intellectual Property Assets"--as defined in Section 3.25(a).

        "Inventories"--all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

        "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

                (a) that individual is actually aware of that fact or matter; or

                (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

        A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

        "Land"--all parcels and tracts of land in which Seller has an ownership interest.

        "Lease"--any Real Property Lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller     Contract pertaining to the leasing or use of any Tangible Personal Property.

        "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

        "Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

        "Material Adverse Effect" -- any change, effect or circumstance (such item, an "Effect") that (a) is materially adverse to the assets, business, financial condition or results of operations of a Person, taken as a whole, or (b) materially impairs the ability of a party to consummate the Contemplated Transaction; provided, however, that for purposes of clause (a) above, in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect: (A) any Effect that is the result of general market or political factors or economic factors affecting the economy as a whole, (B) any Effect that is the result of factors generally affecting the industry or specific markets in which each of the parties compete, (C) any Effect that is the result of an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrences of any acts of terrorism or (D) any Effect arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the Contemplated Transactions (including a loss of customers or employees, it being understood that this parenthetical shall not create a presumption that any loss of a customer or employee is so attributable).

        "Material Consents"--as defined in Section 7.3.

        "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "Order"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

        "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

                (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

                (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

        "Part"--a part or section of the Disclosure Schedule.

        "Permitted Encumbrances"--as defined in Section 3.9.

        "Person"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

        "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchase Price"--as defined in Section 2.3.

        "Real Property"--the Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

        "Real Property Lease"--any Ground Lease or Space Lease.

        "Record"--information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

        "Related Person"--

                With respect to a particular individual:

                        (a) each other member of such individual's Family;

                        (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

                        (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                        (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

                With respect to a specified Person other than an individual:

                        (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

                        (b) any Person that holds a Material Interest in such specified Person;

                        (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                        (d) any Person in which such specified Person holds a Material Interest; and

                        (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

        For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

        "Release"--any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

        "Remedial Action"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

        "Representative"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

        "Retained Liabilities"--as defined in Section 2.4(b).

        "Securities Act"--as defined in Section 3.3.

        "Seller"--as defined in the first paragraph of this Agreement.

        "Seller Contract"--any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

        "Shareholder"--as defined in the first paragraph of this Agreement.

        "Space Lease"--any lease or rental agreement pertaining to the occupancy of any improved space on any Land.

        "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

        "Tangible Personal Property"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

        "Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

        "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Third Party"--a Person that is not a party to this Agreement.

        "Third-Party Claim"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

        "Threat of Release"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

1.2 USAGE

        (a) Interpretation. In this Agreement, unless a clear contrary intention appears:

                (i) the singular number includes the plural number and vice versa;

                (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                (iii) reference to any gender includes each other gender;

                (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                (viii) "or" is used in the inclusive sense of "and/or";

                (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

        (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

        (c) Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2. Sale and Transfer of Assets; Closing

        2.1 ASSETS TO BE SOLD

        Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

                (a) all Real Property, if any;

                (b) all Tangible Personal Property, including, but not limited to, those items described in Part 2.1(b);

                (c) all Inventories, if any;

                (d) all Accounts Receivable;

                (e) all Seller Contracts, including those listed in Part 3.20(a), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

                (f) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

                (g) all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records;

                (h) all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

                (i) all insurance policies and rights thereunder, all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;

                (j) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent; and

                (k) all rights of Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not listed in Part 2.2(d);

                (l) all cash, cash equivalents and short-term investments;

                (m) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof;

                (n) all rights in connection with and assets of the Employee Plans;

        All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

        Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

2.2 EXCLUDED ASSETS

        Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

                (a) all minute books, stock Records and corporate seals;

                (b) the shares of capital stock of Seller held in treasury;

                (c) all personnel Records and other Records that Seller is required by law to retain in its possession, if any (copies of which shall be transferred to Buyer);

                (d) all claims for refund of Taxes and other governmental charges of whatever nature;

                (e) all rights of Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement; and

                (f) the property and assets expressly designated in Part 2.2(f), if any.

2.3 CONSIDERATION

        Subject to the terms and conditions herein set forth, in consideration for the transfer to the Buyer of the Assets, at the Closing the Buyer shall:

        (a) issue and deliver to Seller One Thousand (1,000) shares of its common stock, $0.001 par value (the "Common Stock"), which, upon issuance, will represent one hundred percent (100%) of the total number of issued and outstanding shares of the Buyer's Common Stock on a Diluted Basis; and

        (b) assume the Assumed Liabilities.

        The consideration set forth in paragraphs (a) and (b) above shall collectively be referred to herein as the "Purchase Price."

2.4 LIABILITIES

        (a) Assumed Liabilities. On the Closing Date, but effective as of the Effective Time, Buyer shall assume and agree to discharge only the following Liabilities of Seller (the "Assumed Liabilities"):

                (i) any trade account payable reflected on the Balance Sheet (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder) that remains unpaid at and is not delinquent as of the Effective Time;

                (ii) any trade account payable (other than a trade account payable to any Shareholder or a Related Person of Seller or any Shareholder) incurred by Seller in the Ordinary Course of Business between the date of the Balance Sheet and the Effective Time that remains unpaid at and is not delinquent as of the Effective Time;

                (iii) any Liability to Seller's customers incurred by Seller in the Ordinary Course of Business for nondelinquent orders outstanding as of the Effective Time reflected on Seller's books (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                (iv) any Liability to Seller's customers under written warranty agreements in the forms disclosed in Part 2.4(a)(iv) given by Seller to its customers in the Ordinary Course of Business prior to the Effective Time (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                (v) any Liability arising after the Effective Time under the Seller Contracts described in Part 3.20(a) (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);

                (vi) any Liability of Seller arising after the Effective Time under any Seller Contract included in the Assets that is entered into by Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time); and

                (vii) any Liability of Seller described in Part 2.4(a)(vii), if any.

        (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities, including:

                (i) any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a) that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

                (ii) any Liability for Taxes, including (A) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

                (iii) any Liability under any Contract not assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

                (iv) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of real property;

                (v) any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

                (vi) any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;

                (vii) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

                (viii) any Liability of Seller to any Shareholder or Related Person of Seller or any Shareholder;

                (ix) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

                (x) any Liability to distribute to any of Seller's shareholder or otherwise apply all or any part of the consideration received hereunder;

                (xi) any Liability arising out of any Proceeding pending as of the Effective Time;

                (xii) any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

                (xiii) any Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

                (xiv) any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions;

                (xv) any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time;

                (xvi) any Liability set forth in Part 2.4(b)(xvi), if any.

        2.5 ALLOCATION

        The Purchase Price shall be allocated in accordance in such manner as may be mutually agreed upon by Seller and Buyer in accordance with Section 1060 of the IRS Code, and shall be accomplished within sixty (60) days of the Closing Date. The parties shall file their respective income tax returns and all forms required by the above code section in accordance and consistent with such allocation.

        2.6 closing

        The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Squire, Sanders & Dempsey L.L.P., 801 South Figueroa Street, Los Angeles, California commencing at 10:00 a.m. (local time) on the later of (a) the date of this Agreement; or (b) such date on which all of the closing conditions have been satisfied as is mutually agreeable to the Buyer and the Seller. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.

        2.7 CLOSING OBLIGATIONS

        In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

        (a) Seller and Shareholders, as the case may be, shall deliver to Buyer for the transfer, filing or recording thereof:

                (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.7(a)(i) (the "Bill of Sale") executed by Seller;

                (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.7(a)(ii), which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement") executed by Seller;

                (iii) for each interest in Real Property identified on Part 3.8, an Assignment and Assumption of Lease in a form mutually acceptable to the parties and executed by Seller; provided, however, the Closing shall not be delayed in the event that Seller is unable to satisfy its obligations under this Section 2.7(a)(iii). In such event, Seller covenants that it shall provide Buyer with the Assignment and Assumption of Lease agreements promptly after the Closing Date;

                (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights, if any, in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                (v) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

                (vi) a certificate executed by Seller and the Shareholder as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2; and

                (vii) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions.

        (b) Buyer shall deliver to Seller and Shareholder, as the case may be:

                (i) stock certificates legended as provided herein representing the Shares;

                (ii) the Assignment and Assumption Agreement executed by Buyer; and

                (iii) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2.

2.8 CONSENTS

        (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Seller Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyer may waive the closing conditions as to any such Material Consent and either:

                (i) elect to have Seller continue its efforts to obtain the Material Consents; or

                (ii) elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

        If Buyer elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall promptly assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

        (b) If there are any Consents not set forth in the Disclosure Schedule necessary for the assignment and transfer of any Seller Contracts to Buyer (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of each of the Seller Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

                (i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

                (ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.4, (A) neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto.

3. Representations and Warranties of Seller and Shareholder

        Seller and Shareholders represent and warrant, jointly and severally, to Buyer as follows:

        3.1 ORGANIZATION AND GOOD STANDING

        (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

        (b) Complete and accurate copies of the Governing Documents of Seller, as currently in effect, have been delivered to Buyer.

        (c) Seller has no Subsidiary and does not own any shares of capital stock or other securities of any other Person.

        3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

        (a) This Agreement constitutes the legal, valid and binding obligation of Seller and Shareholders, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity). Upon the execution and delivery by Seller and Shareholders of the Assignment and Assumption Agreement and each other agreement to be executed or delivered by any or all of Seller and Shareholders at the Closing (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of the Seller and the Shareholders, enforceable against each of them in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors. Shareholders have all necessary legal capacity to enter into this Agreement and the Seller's Closing Documents to which such Shareholders are a party and to perform their respective obligations hereunder and thereunder. By their execution of this Agreement and the Seller's Closing Documents, Shareholders, being the holders of the majority of the outstanding shares of Seller, hereby are authorizing (i) the execution and delivery of this Agreement and the Seller's Closing Documents, and (ii) the Contemplated Transactions.

        (b) Except as set forth in Part 3.2(b), neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                (i) Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

                (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or Shareholders, or any of the Assets, may be subject;

                (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

                (iv) cause Buyer to become subject to, or to become liable for the payment of, any Tax;

                (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract;

                (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

                (vii) result in any shareholder of the Seller having the right to exercise dissenters' appraisal rights.

        (c) Except as set forth in Part 3.2(c), neither Seller nor Shareholders is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        3.3 CAPITALIZATION

        The authorized equity securities of Seller consist of Ten Million (10,000,000) shares of common stock, par value one dollars ($1.00) per share, of which One Million Nine Hundred Fifteen Thousand Seven Hundred Forty (1,915,740) shares are issued and outstanding. Shareholders collectively own a majority of the outstanding shares. Shareholders are and will be on the Closing Date the record and beneficial owner and holder of the shares owned by him, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. None of the outstanding equity securities of Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other Legal Requirement.

        3.4 FINANCIAL STATEMENTS

        Seller has delivered to Buyer an audited balance sheet of Seller as of May 31, 2004 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the twelve months ended May 31, 2004. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting Records of Seller.

        3.5 BOOKS AND RECORDS

        The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Seller is subject to that Section or not), including the maintenance of an adequate system of internal controls. The minute books of Seller, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Seller, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

    3.6 SUFFICIENCY OF ASSETS

        The Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (b) include all of the operating assets of Seller.

        3.7 no real property.

        Seller does not own any Real Property.

        3.8 DESCRIPTION OF LEASED REAL PROPERTY

        Part 3.8 contains an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases in which Seller has an interest.

        3.9 TITLE TO ASSETS; ENCUMBRANCES

        (a) Intentionally omitted.

        (b) Seller owns good and transferable title to all of the other Assets free and clear of any Encumbrances other than those described in Part 3.9(b) ("Non-Real Estate Encumbrances"). Seller warrants to Buyer that, at the time of Closing, all other Assets shall be free and clear of all Non-Real Estate Encumbrances other than those identified on Part 3.9(b) as acceptable to Buyer ("Permitted Non-Real Estate Encumbrances" and, together with the Permitted Real Estate Encumbrances, "Permitted Encumbrances").

        3.10 intentionally omitted

        3.11 intentionally omitted

        3.12 intentionally omitted

        3.13 NO UNDISCLOSED LIABILITIES

        Except as set forth in Part 3.13, Seller has no Liability except for Liabilities reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business of Seller since the date of the Balance Sheet.

        3.14 TAXES

        (a) Seller has filed all Tax Returns that it was required to file and all such Tax Returns were complete and accurate and such Tax Returns have been made available to Buyer.

        (b) Except as set forth in Part 3.14(b), Seller has paid all Taxes due and payable. Seller has no actual or potential liability for any Tax obligation of any taxpayer other than Seller, including any obligation under any tax sharing agreement or under Treasury Regulations Section 1.1502-6 or any similar provision of law.

        (c) Seller has withheld or collected all Taxes that Seller is required by law to withhold or collect and, to the extent required, has paid such Taxes to the proper government entity.

        (d) No examination or audit of any Tax Return of Seller by any Governmental Body is currently in progress or, to the knowledge of Seller, threatened. Seller has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency affecting Seller, which waiver or extension of time is currently outstanding.

        3.15 NO MATERIAL ADVERSE CHANGE

        Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

        3.16 EMPLOYEES and employee BENEFITS

        (a) Part 3.16(a) lists each of the following for each employee of Seller: name, job position, and hire date for the current fiscal year. None of the employees listed on Part 3.16(a) has given Seller notice of his intention to resign his position with Seller and Seller has no knowledge of any intent by any employee to resign his position. Seller has no current plans to increase the salary or other compensation payable to any of its employees. Seller has performed, or as of the Closing Date will have performed all of its obligations with respect to its employees and is in compliance with all Legal Requirements relating to employment. Except as set forth in Part 3.16, Seller has no liability or obligation to pay any salary or other compensation or to provide any insurance or other benefits to any former employee. There is no pending or, to the knowledge of Seller, threatened action, suit, hearing, investigation, charge, claim or demand against or involving Seller before any court, arbitrator or governmental authority relating to Seller's employment of any current or former employees. Seller is not a party to any collective bargaining agreement and Seller has no knowledge of any organization effort presently being made or threatened by or on behalf of any labor union with respect to the employees of Seller. No work stoppage, strike or other labor dispute is presently pending or, to Seller's knowledge, threatened. No director, officer, employee or consultant of Seller is party to any Contract or subject to any Order that would prohibit or interfere with such Person's performance of his duties in such capacity to Seller.

        (b) Part 3.16(b) lists all of the following items which are applicable to Seller: (i) employment Contracts with any employee, officer or director; and (ii) all Employee Plans of which Seller is a party or has obligations thereunder. Seller has no current plans to amend or modify the terms or provisions of any of such Contracts or arrangement or Employee Plans or to adopt any new or additional arrangements or plans of a similar nature. All such Contracts, arrangements, and Employee Plans are in full force and effect, and neither Seller nor, to Seller's knowledge, any other Person is in default under them. There are no claims of default and, to Seller's knowledge, there are no facts or conditions which if continued, will result in a default under these Contracts, arrangements, or Employee Plans. Seller has no employer benefit plan that is a pension plan subject to Title IV of ERISA, and is not and has never been a party to any multi-employer plan (as defined in Section 3(37) of ERISA). Seller has complied with all applicable laws for each of its respective employee benefit plans, including the provisions of ERISA, if and to the extent applicable. There are no pending or, to Seller's knowledge, threatened claims by or on behalf of any such Employee Plans, or otherwise involving any such Employee Plans that allege a breach of fiduciary duties or violation of other applicable Legal Requirements, nor is there, to Seller's knowledge, any basis for such a claim. Seller has made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Legal Requirements or required to be paid as expenses under such Employee Plans. Each Employee Plan which is a pension benefit plan (as defined in Section 3(2) of ERISA) meets the requirements of a "qualified plan" under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller has no knowledge of any facts or circumstances that could result in the disqualification of the plan. Seller has heretofore delivered to Buyer true and complete copies of all such Contracts, arrangements, and Employee Plans, and with respect to any Employee Plans, the related plan document, summary plan description, determination letter and other plan related documents, and no amendments, modification or changes have been made thereto since the date of delivery.

        3.17 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

        Except as set forth in Part 3.17:

                (i) Seller, and the conduct and operations of its business, are in compliance with each Legal Requirement, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                (iii) Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

        3.18 LEGAL PROCEEDINGS; ORDERS

        Except as set forth in Part 3.18, there are no claims, actions, suits, investigations, hearings or other Proceedings pending, or to the knowledge of Seller, threatened, at law or in equity, in any court or before any arbitrator or before or by any Governmental Body against or involving Seller or any of its assets or properties or its business, or any of Seller's current or former officers, directors or employees in their capacities as such. Except as set forth in Part 3.18, there is no Order applicable to Seller or any of its assets or properties or its business or any of Seller's current or former officers, directors or employees in their capacities as such.

        3.19 ABSENCE OF CERTAIN CHANGES AND EVENTS

        Except as set forth in Part 3.19, since the date of the Balance Sheet, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

        (a) change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock, or declaration or payment of any dividend or declaration or making of any distribution to its shareholders;

        (b) amendment to the Governing Documents of Seller;

        (c) payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

        (d) adoption of, amendment to or increase in the payments to or benefits under, any Employee Plan;

        (e) material damage to or destruction or loss of any Asset, whether or not covered by insurance, or creation or assumption of any Lien on any Asset;

        (f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by Seller of at least Fifty Thousand ($50,000);

        (g) sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

        (h) cancellation or waiver of any claims or rights with a value to Seller in excess of Fifty Thousand Dollars ($50,000);

        (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller;

        (j) material change in the accounting methods used by Seller; or

        (k) Contract by Seller to do any of the foregoing.

        3.20 CONTRACTS; NO DEFAULTS

        (a) Part 3.20(a) contains an accurate and complete list, and Seller has delivered to Buyer accurate and complete copies, of:

                (i) each Seller Contract that involves performance of services or delivery of goods or materials by Seller of an amount or value in excess of Fifty Thousand dollars ($50,000);

                (ii) each Seller Contract that involves performance of services or delivery of goods or materials to Seller of an amount or value in excess of Fifty Thousand dollars ($50,000);

                (iii) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Seller in excess of Fifty Thousand dollars ($50,000);

                (iv) each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Fifty Thousand dollars ($50,000); and with a term of less than one year);

                (v) each Seller Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                (vi) each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

                (vii) each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

                (viii) each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                (ix) each power of attorney of Seller that is currently effective and outstanding;

                (x) each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

                (xi) each Seller Contract for capital expenditures in excess of one hundred thousand dollars ($100,000);

                (xii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

                (xiiii) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

        (b) With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally; and (ii) neither Seller nor, to the knowledge of Seller, any other party thereto, is in material breach or violation of, or default under, any such agreement.

        3.21 INSURANCE

        Part 3.21 sets forth the following information with respect to each insurance policy (including policies providing general liability, property, casualty, products liability, and workers' compensation coverage) under which Seller is insured as of the date hereof:

                (i) the name, address, and telephone number of the broker;

                (ii) the name of the insurer;

                (iii) the policy number and the period of coverage; and

                (iv) the type of policy (including an indication of whether the coverage is on a claims made or occurrence basis) and the limit, deductibles and aggregates.

        With respect to each such insurance policy: (A) the policy is in full force and effect; and (B) Seller is not in breach or default with respect to the payment of premiums.

        3.22 ENVIRONMENTAL MATTERS

        Except as disclosed in Part 3.22:

        (a) Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor Shareholders has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

        (b) There are no pending or, to the Knowledge of Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which Seller has or had an interest.

        (c) Neither Seller nor Shareholders has any Knowledge of or any basis to expect, nor has any of them, or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

        (d) Neither Seller nor any other Person for whose conduct it is or may be held responsible has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of Seller, with respect to any other property or asset (whether real, personal or mixed) in which Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

        (e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller nor any Person for whose conduct it is or may be held responsible, or to the Knowledge of Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which Seller has or had an interest except in full compliance with all applicable Environmental Laws.

        (f) There has been no Release or, to the Knowledge of Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which Seller has or had an interest, or to the Knowledge of Seller any geologically or hydrologically adjoining property, whether by Seller or any other Person.

        (g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance, by Seller or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

        3.23 INTENTIONALLY OMITTED

        3.24 INTENTIONALLY OMITTED.

        3.25 INTELLECTUAL PROPERTY ASSETS

        (a) Part 3.25 lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Seller (the "Intellectual Property Assets"). To the knowledge of Seller, Seller owns or has the right to use all Intellectual Property Assets necessary for, or used in, the operation of its business as presently conducted (the "Intellectual Property Assets"), except for any failure to own or have the right to use the Intellectual Property Assets that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property Assets, except for any infringement, violation or misappropriation that would not reasonably be expected to have a Material Adverse Effect. Seller has made available to the Buyer complete and accurate copies of all written documentation in Seller's possession relating to claims or disputes known to Seller concerning any item of Intellectual Property Assets. For purposes of this Agreement, "Intellectual Property" means: (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, (v) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vi) other proprietary rights relating to any of the foregoing.

        (b) To the knowledge of Seller, none of the activities or business presently conducted by Seller infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, except for any infringement, violation or misappropriation that would not reasonably be expected to have a Material Adverse Effect.

        (c) To the knowledge of Seller, the Intellectual Property Assets constitutes all Intellectual Property necessary to conduct the respective business of Buyer as currently conducted.

        3.26 INTENTIONALLY OMITTED.

        3.27 INTENTIONALLY OMITTED.

        3.28 INTENTIONALLY OMITTED.

        3.29 RELATIONSHIPS WITH RELATED PERSONS

        Neither Seller nor Shareholders nor any Related Person of any of them has, or since the first day of the next to last completed fiscal year of Seller has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to Seller's business. Neither Seller nor Shareholders nor any Related Person of any of them owns, or since the first day of the next to last completed fiscal year of Seller has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.29, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.29, neither Seller nor Shareholders nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Seller.

        3.30 BROKERS OR FINDERS

        Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

        3.31 SECURITIES LAW MATTERS

        (a) Purchase Entirely For Own Account. Seller is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

    (b) Disclosure of Information. Seller believes it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Shares. Seller further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Buyer contained in Section 4 or the right of the Seller to rely thereon.

        (c) Restricted Securities. Seller understands that the Shares have not been, and will not be as of the Closing Date, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein. Seller understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Seller must hold the Shares unless and until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Seller acknowledges that Buyer has no obligation to register or qualify the Shares for resale. Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Buyer which are outside of Seller's control, and which Buyer is under no obligation and may not be able to satisfy.

        (d) Legends. Seller understands that the Shares, and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

                (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

        3.32 SOLVENCY

        Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

        3.33 DISCLOSURE

        (a) No representation or warranty or other statement made by Seller or Shareholders in this Agreement, the Disclosure Schedule, any supplement to the Disclosure Schedule, the certificates delivered pursuant to Section 2.7(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

        (b) Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement or the Disclosure Schedule.

4. Representations and Warranties of Buyer

        Buyer represents and warrants to Seller and Shareholders as follows:

        4.1 ORGANIZATION AND GOOD STANDING

        (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

        (b) Complete and accurate copies of the Governing Documents of Buyer, as currently in effect, have been delivered to Seller.

        4.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

        (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity). Upon the execution and delivery by Buyer of the Assignment and Assumption Agreement, and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action. Buyer has authorized but unissued shares of its Common Stock sufficient to pay the Purchase Price and upon issuance the Shares will be duly authorized, fully paid and non-assessable shares of its Common Stock free of preemptive rights and encumbrances.

        (b) Neither the execution nor delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will, directly or indirectly (with or without notice or lapse of time):

                (i) Breach (A) any provision of any of the Governing Documents of Buyer or (B) any resolution adopted by the board of directors or the shareholders of Buyer;

                (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Buyer may be subject;

                (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the assets or to the business of Buyer;

                (iv) cause Seller to become subject to, or to become liable for the payment of, any Tax;

                (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Buyer Contract;

                (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of Buyer's assets; or

                (vii) result in any shareholder of the Buyer having the right to exercise dissenters' appraisal rights.

        4.3 CERTAIN PROCEEDINGS

        There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

        4.4 BROKERS OR FINDERS

        Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

        4.5 CAPITALIZATION

The authorized equity securities of Buyer consist of One Million (1,000,000) shares of common stock, $0.001 par value per share, none of which are issued and outstanding. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Buyer. None of the outstanding equity securities of Buyer was issued in violation of the Securities Act, or any other Legal Requirement.

5. Covenants of Seller Prior to Closing

        5.1 ACCESS AND INVESTIGATION

        Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (and Shareholders shall cause Seller to) (a) afford Buyer and its Representatives (collectively, "Buyer Group") full and free access, during regular business hours, to Seller's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller; (b) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to Seller. In addition, Buyer shall have the right to have the Real Property and Tangible Personal Property inspected by Buyer Group, at Buyer's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.

        5.2 OPERATION OF THE BUSINESS OF SELLER

        Between the date of this Agreement and the Closing, Seller shall (and Shareholders shall cause Seller to):

        (a) conduct its business only in the Ordinary Course of Business;

        (b) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its Best Efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

        (c) confer with Buyer prior to implementing operational decisions of a material nature;

        (d) otherwise report periodically to Buyer concerning the status of its business, operations and finances;

        (e) make no material changes in management personnel without prior consultation with Buyer;

        (f) maintain the Assets in a state of repair and condition that complies with Legal Requirements and is consistent with the requirements and normal conduct of Seller's business;

        (g) keep in full force and effect, without amendment, all material rights relating to Seller's business;

        (h) comply with all Legal Requirements and contractual obligations applicable to the operations of Seller's business;

        (i) continue in full force and effect the insurance coverage under the policies set forth in Part 3.21 or substantially equivalent policies;

        (j) except as required to comply with ERISA or to maintain qualification under Section 401(a) of the Code, not amend, modify or terminate any Employee Plan without the express written consent of Buyer, and except as required under the provisions of any Employee Plan, not make any contributions to or with respect to any Employee Plan without the express written consent of Buyer, provided that Seller shall contribute that amount of cash to each Employee Plan necessary to fully fund all of the benefit liabilities of such Employee Plan on a plan-termination basis as of the Closing Date;

        (k) cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the business from and after the Closing Date and either transferring existing Governmental Authorizations of Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer;

        (l) upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration; and

        (m) maintain all books and Records of Seller relating to Seller's business in the Ordinary Course of Business.

        5.3 NEGATIVE COVENANT

        Except as otherwise expressly permitted herein, between the date of this Agreement and the Closing Date, Seller shall not, and Shareholders shall not permit Seller to, without the prior written Consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 3.15 or 3.19 would be likely to occur; (b) make any modification to any material Contract or Governmental Authorization; (c) allow the levels of raw materials, supplies or other materials included in the Inventories to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the business of Seller or the Assumed Liabilities.

        5.4 REQUIRED APPROVALS

        As promptly as practicable after the date of this Agreement, Seller shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Seller and Shareholders also shall cooperate with Buyer and its Representatives with respect to all filings that Buyer elects to make or, pursuant to Legal Requirements, shall be required to make in connection with the Contemplated Transactions. Seller and Shareholders also shall cooperate with Buyer and its Representatives in obtaining all Material Consents (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

        5.5 NOTIFICATION

        Between the date of this Agreement and the Closing, Seller and Shareholders shall promptly notify Buyer in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's or Shareholders' discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Schedule, Seller shall promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Seller and Shareholders also shall promptly notify Buyer of the occurrence of any Breach of any covenant of Seller or Shareholders in this Article 5 or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

        5.6 NO NEGOTIATION

        Until such time as this Agreement shall be terminated pursuant to Section 9.1, neither Seller nor Shareholders shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination transaction involving Seller, including the sale by Shareholders of Seller's stock, the merger or consolidation of Seller or the sale of Seller's business or any of the Assets (other than in the Ordinary Course of Business). Seller and Shareholders shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller or Shareholders.

        5.7 BEST EFFORTS

        Seller and Shareholders shall use their Best Efforts to cause the conditions in Article 7 and Section 8.3 to be satisfied.

        5.8 INTENTIONALLY OMITTED

        5.9 INTENTIONALLY OMITTED

        5.10 PAYMENT OF LIABILITIES

        Seller shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. Buyer and Seller hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("Bulk Sales Laws") in connection with the Contemplated Transactions.

        5.11 INTENTIONALLY OMITTED

6. Covenants of Buyer Prior to Closing

        6.1 ACCESS AND INVESTIGATION

        Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Seller, Buyer shall (a) afford Seller and its Representatives (collectively, "Seller Group") full and free access, during regular business hours, to Buyer's personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Buyer; (b) furnish Seller Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Seller may reasonably request; (c) furnish Seller Group with such additional financial, operating and other relevant data and information as Seller may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Seller, with Seller's investigation of the properties, assets and financial condition related to Buyer. In addition, Seller shall have the right to have the Buyer's Real Property and Tangible Personal Property inspected by Seller Group, at Seller's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Real Property and Tangible Personal Property. In the event subsurface or other destructive testing is recommended by any of Seller Group, Seller shall be permitted to have the same performed.

        6.2 INTENTIONALLY OMITTED

        6.3 INTENTIONALLY OMITTED

        6.4 REQUIRED APPROVALS

        As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by Legal Requirements (including all filings under the HSR Act) to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Seller (a) with respect to all filings Seller shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in Part 3.2(c).

        6.5 NOTIFICATION

        Between the date of this Agreement and the Closing, Buyer shall promptly notify Seller in writing if it becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Buyer's discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Schedule, Buyer shall promptly deliver to Seller a supplement to the Disclosure Schedule specifying such change. Such delivery shall not affect any rights of Buyer under Section 9.2 and Article 11. During the same period, Buyer also shall promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

        6.6 NO NEGOTIATION

        Until such time as this Agreement shall be terminated pursuant to Section 9.1, Buyer shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than Seller) relating to any business combination transaction involving Buyer, including the merger or consolidation of Buyer or the sale of Buyer's business or any of its assets (other than in the Ordinary Course of Business). Buyer shall notify Seller of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Buyer.

        6.7 BEST EFFORTS

        Buyer shall use its Best Efforts to cause the conditions in Article 8 and Section 7.3 to be satisfied.

        6.8 INTENTIONALLY OMITTED

7. Conditions Precedent to Buyer's Obligation to Close

        Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

        7.1 ACCURACY OF REPRESENTATIONS

        (a) All of Seller's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Schedule.

        (b) Each of the representations and warranties in Sections 3.2(a) and 3.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Schedule.

        7.2 SELLER'S PERFORMANCE

        All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

        7.3 CONSENTS

Subject to the provisions of Section 2.8, Seller shall use its Best Efforts to obtain all material consents that are required in order to assign the Assets to the Buyer (the "Material Consents") prior to the Closing.

        7.4 ADDITIONAL DOCUMENTS

        Seller and Shareholders shall have caused the documents and instruments required by Section 2.7(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

        (a) The articles of incorporation and all amendments thereto of Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of Seller's incorporation;

        (b) If requested by Buyer, any Consents or other instruments that may be required to permit Buyer's qualification in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation under the name "Crm Salesware , Inc."

        (c) Releases of all Encumbrances on the Assets, other than Permitted Encumbrances, including releases of each mortgage of record and reconveyances of each deed of trust with respect to each parcel of real property included in the Assets;

        (e) Such other documents as Buyer may reasonably request for the purpose of:

                (i) evidencing the accuracy of any of Seller's representations and warranties;

                (ii) evidencing the performance by Seller or Shareholders of, or the compliance by Seller or Shareholders with, any covenant or obligation required to be performed or complied with by Seller or such Shareholders;

                (iii) evidencing the satisfaction of any condition referred to in this Article 7; or

                (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions, including, without limitations, certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of Seller and payment of all applicable state Taxes by Seller in each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation.

        7.5 NO PROCEEDINGS

        Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

        7.6 NO CONFLICT

        Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

        7.7 INTENTIONALLY OMITTED

        7.8 INTENTIONALLY OMITTED

        7.9 GOVERNMENTAL AUTHORIZATIONS

        Buyer shall have received such Governmental Authorizations as are necessary or desirable to allow Buyer to operate the Assets from and after the Closing.

8. Conditions Precedent to Seller's Obligation to Close

        Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

        8.1 ACCURACY OF REPRESENTATIONS

        All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

        8.2 BUYER'S PERFORMANCE

        All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

        8.3 INTENTIONALLY OMITTED

        8.4 NO INJUNCTION

        There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9. Termination

        9.1 TERMINATION EVENTS

        By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

        (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Seller or Shareholders and such Breach has not been waived by Buyer;

        (b) by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

        (c) by Buyer if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

        (d) by Seller if any condition in Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.6 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller or the Shareholders to comply with their obligations under this Agreement), and Seller has not waived such condition on or before such date;

        (e) by mutual consent of Buyer and Seller;

        (f) by Buyer if the Closing has not occurred on or before such date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

        (g) by Seller if the Closing has not occurred on or before such date as the parties may agree upon, unless the Seller or Shareholders are in material Breach of this Agreement.

        9.2 EFFECT OF TERMINATION

        Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10. Additional Covenants

        10.1 EMPLOYEES AND EMPLOYEE BENEFITS

        (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by Seller for its business who are:

                (i) bargaining unit employees currently covered by a collective bargaining agreement or

                (ii) employed exclusively in Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

        (b) Employment of Active Employees by Buyer.

                (i) Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Seller with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel Records (including performance appraisals, disciplinary actions, grievances and medical Records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Seller upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Active Employees.

                (ii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

        (c) Salaries and Benefits.

                (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date; and (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA.

                (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

        (d) Seller's Retirement and Savings Plans.

                (i) All Hired Active Employees who are participants in Seller's retirement plans shall retain their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller (or Seller's retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Seller's retirement plans as of the Closing Date, and Seller will so amend such plans if necessary to achieve this result. Seller shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Effective Time.

                (ii) Seller will cause its savings plan to be amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.

        (e) No Transfer of Assets. Neither Seller nor Shareholders nor their respective Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

        (f) Collective Bargaining Matters. Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by law. Buyer is not obligated to assume any collective bargaining agreements under this Agreement. Seller shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Buyer.

        (g) General Employee Provisions.

                (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 10.1.

                (iii) If any of the arrangements described in this Section 10.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                (iv) Seller shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Seller certifies in writing to Buyer are exempt from such requirement.

                (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

        10.2 PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER

        Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

        10.3 PAYMENT OF OTHER RETAINED LIABILITIES

        In addition to payment of Taxes pursuant to Section 10.2, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement.

        10.4 RESTRICTIONS ON SELLER DISSOLUTION AND DISTRIBUTIONS

Seller shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until the later of (a) thirty (30) days after the completion of all adjustment procedures contemplated by Section 2.9; (b) Seller's payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 10.2 and 10.3; or (c) the lapse of more than one year after the Closing Date.

        10.5 REMOVING EXCLUDED ASSETS

        On or before the Closing Date, Seller shall remove all Excluded Assets from all Facilities and other Real Property to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any damage to the Assets or to the Facilities resulting from such removal shall be paid by Seller at the Closing. Should Seller fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Seller's sole cost and expense; (b) to store the Excluded Assets and to charge Seller all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Seller shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Seller on or before the Closing Date.

        10.6 REPORTS AND RETURNS

        Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

        10.7 ASSISTANCE IN PROCEEDINGS

        Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transactions or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or Shareholders.

        10.8 INTENTIONALLY OMITTED

        10.9 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

        After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

        10.10 RETENTION OF AND ACCESS TO RECORDS

        After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

        10.11 INTENTIONALLY OMITTED

        10.12 FURTHER ASSURANCES

        Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

11. Indemnification; Remedies

        11.1 SURVIVAL

        All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

        11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER AND SHAREHOLDER

        Seller and Shareholders, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

        (a) any Breach of any representation or warranty made by Seller or Shareholders in (i) this Agreement (without giving effect to any supplement to the Disclosure Schedule), (ii) the Disclosure Schedule, (iii) the supplements to the Disclosure Schedule, (iv) the certificates delivered pursuant to Section 2.7 (for this purpose, each such certificate will be deemed to have stated that Seller's and Shareholders' representations and warranties in this Agreement fulfill the requirements of Section 7.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Schedule, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 7.1 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Seller or Shareholders pursuant to this Agreement;

        (b) any Breach of any covenant or obligation of Seller or Shareholders in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or Shareholders pursuant to this Agreement;

        (c) any Liability arising out of the ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities;

        (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or Shareholders (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

        (e) any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date;

        (f) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;

        (g) any liability under state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Seller prior to the Closing or by Buyer's decision not to hire previous employees of Seller;

        (h) any Employee Plan established or maintained by Seller; or

        (i) any Retained Liabilities.

        11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER

        Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

        (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

        (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

        (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions;

        (d) any obligations of Buyer with respect to bargaining with the collective bargaining representatives of Active Hired Employees subsequent to the Closing; or

        (e) any Assumed Liabilities.

        11.4 LIMITATIONS ON AMOUNT--SELLER AND SHAREHOLDER

        Seller and Shareholders shall have no liability (for indemnification or otherwise) with respect to claims under Section 11.2(a) until the total of all Damages with respect to such matters exceeds fifty-thousand dollars ($50,000) and then only for the amount by which such Damages exceed fifty-thousand dollars ($50,000). However, this Section 11.5 will not apply to claims under Section 11.2(b) through (j) or to matters arising in respect of Sections 3.9, 3.11, 3.14, 3.22, 3.29, 3.30, or 3.32 or to any Breach of any of Seller's and Shareholders' representations and warranties of which the Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller or Shareholders of any covenant or obligation, and Seller and the Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

        11.5 LIMITATIONS ON AMOUNT--BUYER

        Buyer will have no liability (for indemnification or otherwise) with respect to claims under Section 11.4(a) until the total of all Damages with respect to such matters exceeds fifty-thousand dollars ($50,000) and then only for the amount by which such Damages exceed fifty-thousand dollars ($50,000). However, this Section 11.6 will not apply to claims under Section 11.4(b) through (e) or matters arising in respect of Sections 4.4, 4.11, 4.12, or 4.20 or to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

        11.6 TIME LIMITATIONS

        (a) If the Closing occurs, Seller and Shareholders will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.4(b) and Articles 10 and 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Sections 3.9, 3.14, 3.16, 3.22, 3.29, 3.30, and 3.32, as to which a claim may be made at any time), only if on or before August 5, 2004, Buyer notifies Seller or Shareholders of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

        (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than that set forth in Sections 4.4 as to which a claim may be made at any time), only if on or before August 10, 2004, Seller or Shareholders notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller or Shareholders.

        11.7 INTENTIONALLY OMITTED

        11.8 THIRD-PARTY CLAIMS

        (a) Promptly after receipt by a Person entitled to indemnity under Section 11.2, 11.3 (to the extent provided in the last sentence of Section 11.3) or 11.4 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

        (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.9(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

        (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

        (d) Notwithstanding the provisions of Section 13.4, Seller and Shareholders hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

        (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

        (f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

        11.9 OTHER CLAIMS

        A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

        11.10 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

        THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 11 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

12. Confidentiality

        Between the date of this Agreement and the Closing Date, the parties will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another part any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with Legal Proceedings.

        If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

13. General Provisions

        13.1 EXPENSES

        Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Seller will pay all amounts payable to the Title Insurer in respect of the Title Commitments, copies of exceptions and the Title Policy, including premiums (including premiums for endorsements) and search fees. Buyer will pay one-half and Seller will pay one-half of (a) the HSR Act filing fee and (b) the fees and expenses of the escrow agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

        13.2 PUBLIC ANNOUNCEMENTS

        Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Seller determines. Except with the prior written consent of the other party or as permitted by this Agreement, neither Seller and Buyer nor any of their respective Representatives shall disclose to any Person (a) the fact that any Confidential Information has been disclosed to the other party, or that Buyer or its Representatives and Seller, Shareholders or their Representatives have inspected any portion of the Confidential Information of the Disclosing Party or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's and Buyer's employees, customers, suppliers and others having dealings with Seller or Buyer, as the case may be, will be informed of the Contemplated Transactions, and each party will have the right to be present for any such communication.

        13.3 NOTICES

        All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Seller:

Crm Salesware, Inc.

Attn: William Noonan

c/o NeoTactix

18101 Von Karman Avenue

Suite 330

Irvine, CA, 92612

with a mandatory copy to:

Russell Frandsen, Esq.

Squire, Sanders & Dempsey L.L.P.

801 South Figueroa Street, 14th Floor

Los Angeles, California  90017

Telephone:  (213) 689-5128

Fax:  (213) 623-4581

Email address:  rfrandsen@ssd.com

Shareholders:

Crm Salesware, Inc.

Attn: William Noonan

c/o NeoTactix

18101 Von Karman Avenue

Suite 330

Irvine, CA, 92612

Buyer:

xSellsys, Inc.

c/o Age Research

Attn:  Richard Holt

18101 Von Karman Avenue

Suite 330

Irvine, California  92612

Telephone:  (949) 888-8060

with a mandatory copy to:

Russell Frandsen, Esq.

Squire, Sanders & Dempsey L.L.P.

801 South Figueroa Street, 14th Floor

Los Angeles, California  90017

Telephone:  (213) 689-5128

Fax:  (213) 623-4581

Email address:  rfrandsen@ssd.com

        13.4 JURISDICTION; SERVICE OF PROCESS

        Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of California, or, if it has or can acquire jurisdiction, in the United States District Court for the District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

        13.5 ENFORCEMENT OF AGREEMENT

        The parties acknowledge and agree that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by the parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, the parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        13.6 WAIVER; REMEDIES CUMULATIVE

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        13.7 ENTIRE AGREEMENT AND MODIFICATION

        This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Schedule, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

        13.8 DISCLOSURE SCHEDULE

        (a) The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller and Shareholders as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

        (b) The statements in the Disclosure Schedule, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

        13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

        No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.9.

        13.10 SEVERABILITY

        If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        13.11 CONSTRUCTION

        The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Schedule.

        13.12 TIME OF ESSENCE

        With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        13.13 GOVERNING LAW

        This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

        13.14 EXECUTION OF AGREEMENT

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

        13.15 SHAREHOLDER OBLIGATIONS

        The liability of Shareholders hereunder shall be joint and several with Seller and with the other Shareholders. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Shareholders jointly and severally undertake to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholders shall be jointly and severally liable with Seller for the indemnities set forth in Article 11.

        13.16 REPRESENTATIVE OF SELLER AND SHAREHOLDER

        Seller and Shareholders hereby constitute and appoint Thomas Ketchum and Jennie Ketchum as their representative ("Selling Parties Representative") and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them:

                (i) to act on behalf of each of them in the absolute discretion of the Selling Parties Representative, but only with respect to the following provisions of this Agreement, with the power to: (A) act pursuant to Section 2.9 with respect to any Purchase Price adjustment; (B) consent to the assignment of rights under this Agreement in accordance with Section 13.9; (C) give and receive notices pursuant to Section 13.3; (D) terminate this Agreement pursuant to Section 9.1 or waive any provision of this Agreement pursuant to Article 8, Section 9.1 and Section 13.6; (E) accept service of process pursuant to Section 13.4; and (F) act in connection with any matter as to which Seller and the Shareholders, jointly and severally, have obligations, or are Indemnified Persons, under Article 11; and

                (ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 13.16.

        This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made herein and is irrevocable and shall not be terminated by any act of the Shareholders or Seller or by operation of law, whether by the death or incapacity of Shareholders or by the occurrence of any other event. Shareholders and Seller hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Selling Parties Representative pursuant to this Section 13.16. Shareholders and Seller agree that the Selling Parties Representative shall have no obligation or liability to any Person for any action or omission taken or omitted by the Selling Parties Representative in good faith hereunder, and the Shareholders shall, on a proportionate basis in accordance with his or her ownership interest in the Seller, indemnify and hold the Selling Parties Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Selling Parties Representative may sustain as a result of any such action or omission by the Selling Parties Representative hereunder.

        13.17 WAIVER OF RIGHT TO JURY TRIAL

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Seller:	CRM SALESWARE, INC., a California corporation
By: /s/ William Noonan
Print Name: William Noonan
Title: President

Shareholders:	/s/ William Noonan
William Noonan

/s/ Bethe Strickland
Bethe Strickland

/s/ Victor Zammit
Victor Zammit

Buyer:	xSELLSYS, INC., a California corporation
By: /s/ Vincent Michael Keyes, III
Print Name: Vincent Michael Keyes, III
Title: President

ASSET PURCHASE AGREEMENT

BY AND AMONG

XSELLERS, INC., A CALIFORNIA CORPORATION, AS BUYER

CRM SALESWARE, INC., A CALIFORNIA CORPORATION, AS SELLER,

AND WILLIAM NOONAN, BETH STICKLAND, AND VICTOR ZAMMIT, AS SHAREHOLDERS

Table of contents

1. Definitions and Usage

1.1 DEFINITIONS

1.2 USAGE

2. Sale and Transfer of Assets; Closing

2.1 ASSETS TO BE SOLD

2.2 EXCLUDED ASSETS

2.3 CONSIDERATION

2.4 LIABILITIES

2.5 ALLOCATION

2.6 closing

2.7 CLOSING OBLIGATIONS

2.8 CONSENTS

3. Representations and Warranties of Seller and Shareholder

3.1 ORGANIZATION AND GOOD STANDING

3.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

3.3 CAPITALIZATION

3.4 FINANCIAL STATEMENTS

3.5 BOOKS AND RECORDS

3.6 SUFFICIENCY OF ASSETS

3.7 no real property.

3.8 DESCRIPTION OF LEASED REAL PROPERTY

3.9 TITLE TO ASSETS; ENCUMBRANCES

3.10 INTENTIONALLY OMITTED

3.11 INTENTIONALLY OMITTED

3.12 INTENTIONALLY OMITTED

3.13 NO UNDISCLOSED LIABILITIES

3.14 TAXES

3.15 NO MATERIAL ADVERSE CHANGE

3.16 EMPLOYEES and employee BENEFITS

3.17 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

3.18 LEGAL PROCEEDINGS; ORDERS

3.19 ABSENCE OF CERTAIN CHANGES AND EVENTS

3.20 CONTRACTS; NO DEFAULTS

3.21 INSURANCE

3.22 ENVIRONMENTAL MATTERS

3.23 INTENTIONALLY OMITTED

3.24 INTENTIONALLY OMITTED

3.25 INTELLECTUAL PROPERTY ASSETS

3.26 INTENTIONALLY OMITTED

3.27 INTENTIONALLY OMITTED.

3.28 INTENTIONALLY OMITTED

3.29 RELATIONSHIPS WITH RELATED PERSONS

3.30 BROKERS OR FINDERS

3.31 SECURITIES LAW MATTERS

3.32 SOLVENCY

3.33 DISCLOSURE

4. Representations and Warranties of Buyer

4.1 ORGANIZATION AND GOOD STANDING

4.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

4.3 CERTAIN PROCEEDINGS

4.4 BROKERS OR FINDERS

4.5 CAPITALIZATION

5. Covenants of Seller Prior to Closing

5.1 ACCESS AND INVESTIGATION

5.2 OPERATION OF THE BUSINESS OF SELLER

5.3 NEGATIVE COVENANT

5.4 REQUIRED APPROVALS

5.5 NOTIFICATION

5.6 NO NEGOTIATION

5.7 BEST EFFORTS

5.8 INTENTIONALLY OMITTED

5.9 INTENTIONALLY OMITTED

5.10 PAYMENT OF LIABILITIES

5.11 INTENTIONALLY OMITTED

6. Covenants of Buyer Prior to Closing

6.1 ACCESS AND INVESTIGATION

6.2 INTENTIONALLY OMITTED

6.3INTENTIONALLY OMITTED

6.4 REQUIRED APPROVALS

6.5 NOTIFICATION

6.6 NO NEGOTIATION

6.7 BEST EFFORTS

6.8 INTENTIONALLY OMITTED

7. Conditions Precedent to Buyer's Obligation to Close

7.1 ACCURACY OF REPRESENTATIONS

7.2 SELLER'S PERFORMANCE

7.3 CONSENTS

7.4 ADDITIONAL DOCUMENTS

7.5 NO PROCEEDINGS

7.6 NO CONFLICT

7.7 INTENTIONALLY OMITTED

7.8 INTENTIONALLY OMITTED

7.9 GOVERNMENTAL AUTHORIZATIONS

8. Conditions Precedent to Seller's Obligation to Close

8.1 ACCURACY OF REPRESENTATIONS

8.2 BUYER'S PERFORMANCE

8.3 INTENTIONALLY OMITTED

8.4 NO INJUNCTION

9. Termination

9.1 TERMINATION EVENTS

9.2 EFFECT OF TERMINATION

10. Additional Covenants

10.1 EMPLOYEES AND EMPLOYEE BENEFITS

10.2 PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS BY SELLER

10.3 PAYMENT OF OTHER RETAINED LIABILITIES

10.4 RESTRICTIONS ON SELLER DISSOLUTION AND DISTRIBUTIONS

10.5 REMOVING EXCLUDED ASSETS

10.6 REPORTS AND RETURNS

10.7 ASSISTANCE IN PROCEEDINGS

10.8 INTENTIONALLY OMITTED

10.9 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

10.10 RETENTION OF AND ACCESS TO RECORDS

10.11 INTENTIONALLY OMITTED

10.12 FURTHER ASSURANCES

11. Indemnification; Remedies

11.1 SURVIVAL

11.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER AND SHAREHOLDER

11.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER

11.4 LIMITATIONS ON AMOUNT--SELLER AND SHAREHOLDER

11.5 LIMITATIONS ON AMOUNT--BUYER

11.6 TIME LIMITATIONS

11.7 intentionally omitted

11.8 THIRD-PARTY CLAIMS

11.9 OTHER CLAIMS

11.10 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE

12. Confidentiality

13. General Provisions

13.1 EXPENSES

13.2 PUBLIC ANNOUNCEMENTS

13.3 NOTICES

13.4 JURISDICTION; SERVICE OF PROCESS

13.5 ENFORCEMENT OF AGREEMENT

13.6 WAIVER; REMEDIES CUMULATIVE

13.7 ENTIRE AGREEMENT AND MODIFICATION

13.8 DISCLOSURE SCHEDULE

13.9 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

13.10 SEVERABILITY

13.11 CONSTRUCTION

13.12 TIME OF ESSENCE

13.13 GOVERNING LAW

13.14 EXECUTION OF AGREEMENT

13.15 SHAREHOLDER OBLIGATIONS

13.16 REPRESENTATIVE OF SELLER AND SHAREHOLDER

13.17 WAIVER OF RIGHT TO JURY TRIAL